EXHIBIT 10.10


                     GOTOPharmacy.com Partnership Agreement
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1. ACCEPTANCE OF TERMS

Go2 Pharmacy.com, Inc, a Delaware Corporation ("Go2") provides this service to The Greater New York Facilities Association on behalf of its member facilities, for a period of five years, subject to the following Terms of Service ("TOS"), which may be updated by us from time to time with notice to you via your Go2 email account, facsimile or mail.

2. DESCRIPTION OF SERVICE

This agreement is not intended to be exclusive and either party may contract with any other person or entity for purposes similar to those described herein. No person shall have any rights under this agreement unless such person is a party hereto. Additionally this agreement is not a third party beneficiary contract and shall not create any rights of users residents or any other third party with respect to Go2.

Go2 Pharmacy.com, Inc a Delaware Corporation is an institutional based business to business portal. Go2 will provide a free market business to business platform for your organization to purchase OTC, health and beauty aides and other products that are consumed and or used on a daily basis by institutions. Go2 services only institutional clients and vendors that service institutional clients to sell their products on its web site and via distribution. This agreement provides you the Greater New York Health Care Facilities Association with access on behalf of your member facilities as registered users on our web site and access to our distribution channels.

In order to use the Service, you must obtain access to the World Wide Web, either directly or through devices that access web-based content or contact the company via telephone.or facsimile.

The Service and any necessary software used in connection with the Service contain proprietary and confidential information that is protected by applicable intellectual property and other laws. Go2 grants you a personal, non-transferable and non-exclusive right and license to use the Service.

Unless explicitly stated otherwise, any new features that augment or enhance the current Service, shall be subject to the TOS. You understand and agree that the Service is provided "AS-IS" and that Go2 assumes no responsibility for the timeliness, deletion, mis-delivery or failure to store any user communications or personalization settings.

3. MEMBER ACCOUNT, PASSWORD AND SECURITY
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If you don't already have a Go2ID and password, you will be prompted to complete the Go2 registration process. You are responsible for maintaining the confidentiality of the password and account, and are fully responsible for all activities that occur under your password or account. You agree to (a) immediately notify Go2 of any unauthorized use of your password or account or any other breach of security, and (b) ensure that you exit from your account at the end of each session. Go2 cannot and will not be liable for any loss or damage arising from your failure to comply with this Section 3.

4. GOTO PRIVACY POLICY

Your registration data and other information about you is subject to our Privacy Policy.

5. MEMBER CONDUCT

You understand that all information, data, text, software, messages or other materials ("Content"), whether publicly posted or privately transmitted, are the sole responsibility of the person or organization from which such Content originated. This means that you, and not Go2, are entirely responsible for all Content that you upload, post or otherwise transmit via the Service. Go2 does not control the Content posted via the Service and, as such, does not guarantee the accuracy, integrity or quality of such Content. Under no circumstances will Go2 be liable in any way for any Content, including, but not limited to, for any errors or omissions in any Content, or for any loss or damage of any kind incurred as a result of the use of any Content posted or otherwise transmitted via the Service.

You agree to not use the Service to:
a. Upload, post, incorporate or otherwise transmit any Content that is unlawful, harmful, threatening, abusive, harassing, tortious, defamatory, vulgar, obscene, libelous, invasive of another's privacy, hateful, or racially, ethnically or otherwise objectionable;
b. Harm minors in any way;
c. Impersonate any person or entity, including, but not limited to, a Go2 official, or falsely state or otherwise misrepresent your affiliation with a person or entity;
d. Forge headers or otherwise manipulate identifiers in order to disguise the origin of any Content transmitted through the Service;
e. Upload, post or otherwise transmit any Content that you do not have a right to transmit under any law or under contractual or fiduciary relationships (such as inside information, proprietary and confidential information learned or disclosed as part of employment relationships or under nondisclosure agreements);
f. Upload, post, incorporate or otherwise transmit any Content that infringes any patent, trademark, trade secret, copyright or other proprietary rights ("Rights") of any party;
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g. Upload, post or otherwise transmit any unsolicited or unauthorized advertising, promotional materials, "junk mail," "spam," "chain letters," "pyramid schemes," or any other form of solicitation;
h. Upload, post or otherwise transmit any material that contains software viruses or any other computer code, files or programs designed to interrupt, destroy or limit the functionality of any computer software or hardware or telecommunications equipment;
i. Disrupt the normal flow of dialogue, cause a screen to "scroll" faster than other users of the Service are able to type, or otherwise act in a manner that negatively affects other users' ability to engage in real time exchanges;
j. Interfere with or disrupt the Service or servers or networks connected to the Service, or disobey any requirements, procedures, policies or regulations of networks connected to the Service;
k. Intentionally or unintentionally violate any applicable local, state, national or international law, including, but not limited to, regulations promulgated by the U.S. Securities and Exchange Commission, any rules of any national or other securities exchange, including, without limitation, the New York Stock Exchange, the American Stock Exchange or the NASDAQ, and any regulations having the force of law;

You understand that the technical processing and transmission of the Service, including your Content, may involve (a) transmissions over various networks; and
(b) changes to conform and adapt to technical requirements of connecting networks or devices.

7. SPECIAL ADMONITIONS FOR INTERNATIONAL USE

Recognizing the global nature of the Internet, you agree to comply with all local rules regarding online conduct and acceptable Content. Specifically, you agree to comply with all applicable laws regarding the transmission of technical data exported from the United States or the country in which you reside.

9. INDEMNITY

You agree to indemnify and hold Go2, and its subsidiaries, affiliates, officers, agents, co-branders or other partners, and employees, harmless from any claim or demand, including reasonable attorneys' fees, made by any third party due to or arising out of Content you submit, post to or transmit through the Service, your use of the Service, your connection to the Service, your violation of the TOS, or your violation of any rights of another.

10. NO RESALE OF SERVICE

You agree not to reproduce, duplicate, copy, sell, resell or exploit for any commercial purposes, any portion of the Service, use of the Service, or access to the Service.
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11. GENERAL PRACTICES REGARDING USE AND STORAGE

You acknowledge that Go2 may establish general practices and limits concerning use of the Service. You agree that Go2 has no responsibility or liability for the deletion or failure to store any messages and other communications or other Content maintained or transmitted by the Service. You acknowledge that Go2 reserves the right to log off accounts that are inactive for an extended period of time. You further acknowledge that Go2 reserves the right to change these general practices and limits at any time, in its sole discretion, with or without notice.

12. MODIFICATIONS TO SERVICE

Go2 reserves the right at any time and from time to time to modify or discontinue, temporarily or permanently, the Service (or any part thereof) with or without notice. You agree that Go2 shall not be liable to you or to any third party for any modification, suspension or discontinuance of the Service.

13. TERMINATION

You agree that Go2, in its sole discretion, may terminate your password, account (or any part thereof) or use of the Service, and remove and discard any Content within the Service, for any reason, including, without limitation, for lack of use or if Go2 believes that you have violated or acted inconsistently with the letter or spirit of the TOS. Go2 may also in its sole discretion and at any time discontinue providing the Service, or any part thereof, with or without notice. You agree that any termination of your access to the Service under any provision of this TOS may be effected without prior notice, and acknowledge and agree that Go2 may immediately deactivate or delete your account and all related information and files in your account and/or bar any further access to such files or the Service. Further, you agree that Go2 shall not be liable to you or any third party for any termination of your access to the Service.

14. DEALINGS WITH ADVERTISERS

Your correspondence or business dealings with, or participation in promotions of, advertisers found on or through the Service, including payment and delivery of related goods or services, and any other terms, conditions, warranties or representations associated with such dealings, are solely between you and such advertiser. You agree that Go2 shall not be responsible or liable for any loss or damage of any sort incurred as the result of any such dealings or as the result of the presence of such advertisers on the Service.

15. LINKS
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The Service may provide, or third parties may provide, links to other World Wide
Web sites or resources. You acknowledge and agree that Go2 is not responsible for the availability of such external sites or resources, and does not endorse and is not responsible or liable for any Content, advertising, products or other materials on or available from such sites or resources. You further acknowledge and agree that Go2 shall not be responsible or liable, directly or indirectly, for any damage or loss caused or alleged to be caused by or in connection with use of or reliance on any such Content, goods or services available on or through any such site or resource.

16. DISCLAIMER OF WARRANTIES

YOU EXPRESSLY UNDERSTAND AND AGREE THAT:
a. YOUR USE OF THE SERVICE IS AT YOUR SOLE RISK. THE SERVICE IS PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. GOTO EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
b. GOTO MAKES NO WARRANTY THAT (I) THE SERVICE WILL MEET YOUR REQUIREMENTS, (ii) THE SERVICE WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR-FREE, (iii) THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE WILL BE ACCURATE OR RELIABLE, (iv) THE QUALITY OF ANY PRODUCTS, SERVICES, INFORMATION, OR OTHER MATERIAL PURCHASED OR OBTAINED BY YOU THROUGH THE SERVICE WILL MEET YOUR EXPECTATIONS, AND (V) ANY ERRORS IN THE SOFTWARE WILL BE CORRECTED.
c. ANY MATERIAL DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE SERVICE IS DONE AT YOUR OWN DISCRETION AND RISK AND THAT YOU WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO YOUR COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OF ANY SUCH MATERIAL.
d. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY YOU FROM GOTO OR THROUGH OR FROM THE SERVICE SHALL CREATE ANY WARRANTY NOT EXPRESSLY STATED IN THE TOS.

17. LIMITATION OF LIABILITY

YOU EXPRESSLY UNDERSTAND AND AGREE THAT GOTO SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, GOODWILL, USE, DATA OR OTHER INTANGIBLE LOSSES (EVEN IF GOTO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), RESULTING FROM: (I) THE USE OR THE INABILITY TO USE THE SERVICE; (ii) THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES RESULTING
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FROM ANY GOODS, DATA, INFORMATION OR SERVICES PURCHASED OR OBTAINED OR MESSAGES
RECEIVED OR TRANSACTIONS ENTERED INTO THROUGH OR FROM THE SERVICE; (iii) UNAUTHORIZED ACCESS TO OR ALTERATION OF YOUR TRANSMISSIONS OR DATA; (iv) STATEMENTS OR CONDUCT OF ANY THIRD PARTY ON THE SERVICE; OR (v) ANY OTHER MATTER RELATING TO THE SERVICE.

18. EXCLUSIONS AND LIMITATIONS

SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES OR THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES. ACCORDINGLY, SOME OF THE ABOVE LIMITATIONS OF SECTIONS 16 AND 17 MAY NOT APPLY TO YOU.

19. NOTICE

Notices to you may be made via either email or regular mail. The Service may also provide notices of changes to the TOS or other matters by displaying notices or links to notices to you generally on the Service.

21. GENERAL INFORMATION

The TOS constitute the entire agreement between you and Go2 and govern your use of the Service, superceding any prior agreements between you and Go2. You also may be subject to additional terms and conditions that may apply when you use affiliate services, third party content or third party software. Go2 and the relationship between you and Go2 shall be governed by the laws of the State of New York without regard to its conflict of law provisions. You and GOTO agree to submit to the personal and exclusive jurisdiction of the courts located within the county of New York, New York. The failure of Go2 to exercise or enforce any right or provision of the TOS shall not constitute a waiver of such right or provision. If any provision of the TOS is found by a court of competent jurisdiction to be invalid, the parties nevertheless agree that the court should endeavor to give effect to the parties' intentions as reflected in the provision, and the other provisions of the TOS remain in full force and effect. You agree that regardless of any statute or law to the contrary, any claim or cause of action arising out of or related to use of the Service or the TOS must be filed within one (1) year after such claim or cause of action arose or be forever barred. You agree that you will not export or re-export the Software, any part thereof, or any process or service that is the direct product of the Software (the foregoing collectively referred to as the "Restricted Components"), to any country, person or entity subject to U.S. exports restrictions. The section titles in the TOS are for convenience only and have no legal or contractual effect.
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By:               /s/ BARTHOLOMEW J. LAWSON
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                  Bartholomew J. Lawson
                  President
                  Greater New York Health Care Facilities Association


Date:             June 23, 2000
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By:               /s/ JOSEPH ZAPPALA
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                  Joseph Zappala
                  President
                  Go2Pharmacy.com, Inc. (A Delaware Corporation)


Date:             June 23, 2000
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